EXHIBIT 5

                               JOINT FILING AGREEMENT

                    The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13D and amendments thereto, in accordance with the provisions of Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.

          Dated:  March 12, 1996
                                        By: /s/ Bruce W. Schnitzer
                                        Name:   Bruce W. Schnitzer

                                        WAND (NESTOR) INC.

                                        By: /s/ Bruce W. Schnitzer
                                        Name:   Bruce W. Schnitzer
                                        Title:  Chairman

                                        WAND/NESTOR INVESTMENTS L.P.

                                        By:     Wand (Nestor) Inc., as
                                                General Partner

                                        By: /s/ Bruce W. Schnitzer
                                        Name:   Bruce W. Schnitzer
                                        Title:  Chairman

                                        WAND/NESTOR INVESTMENTS II L.P.

                                        By:     Wand (Nestor) Inc., as
                                                General Partner

                                        By: /s/ Bruce W. Schnitzer
                                        Name:   Bruce W. Schnitzer
                                        Title:  Chairman

                                        WAND/NESTOR INVESTMENTS III L.P.

                                        By:     Wand (Nestor) Inc., as
                                                General Partner

                                        By: /s/ Bruce W. Schnitzer
                                        Name:   Bruce W. Schnitzer
                                        Title:  Chairman